SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           ---------------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                   NYFIX, INC.
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             (Exact name of Registrant as specified in its charter)


           New York                                 06-1344888
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(State or other jurisdiction of                (I.R.S. employer
incorporation or organization)                 identification no.)


333 Ludlow Street, Stamford, Connecticut              06902
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(Address of principal executive offices)            (Zip code)


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. / /

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. /X/

Securities Act registration statement file number to which this form relates:


Securities to be registered pursuant to Section 12(b) of the Act: None

Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.001 par value
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                                (Title of Class)

Item 1.           Description of Securities To Be Registered.

         A description of the common stock, $.001 per share (the "Common Stock") of NYFIX, Inc. (the "Company") is contained under the caption "Description of Securities" in the Company's Registration Statement on Form S-1, as amended (Registration No. 033-61298), filed with the Securities and Exchange Commission on April 19, 1993 and incorporated herein by reference.



Item 2.           Exhibits.



         3.1 Articles of Incorporation of NYFIX, Inc. (Exhibit 3.1 to Registrant's Form 10 filed March 5, 1993).

         3.2 Certificate of Amendment to Articles of Incorporation of NYFIX, Inc. (Exhibit 3.3 to the Company's Form S-3 filed December 30, 1999).

         3.3 By-Laws of NYFIX, Inc. (Exhibit 3.2 to Registrant's Form 10 filed March 5, 1993).

         4.1      Certificate  of  Designation  of  Series  A  Preferred   Stock
                  (Exhibit 4.1 to Registrant's Form 10 filed March 5, 1993).

         4.2 Specimen - Common Stock Certificate (Exhibit 4.2 to the Registrant's Annual Report on Form 10K for the fiscal year ended December 31, 1993).

         4.3 Rights Agreement, dated as of September 1, 1997, between the Registrant and Chase Mellon Shareholder Services, L.L.C., as Rights Agent (Exhibit 1 to the Registrant's Form 8-A filed September 10, 1997).

         4.4 First Amendment to Rights Agreement, dated as of October 25, 1999, between Trinitech Systems, Inc. and Chase Mellon Shareholder Services, L.L.C. (Exhibit 3 to the Registrant's Form 8-A/A filed October 25, 1999).


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
                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 3, 2000                      NYFIX, INC.



                                          By: /s/ Richard Castillo
                                             -----------------------------------
                                             Name: Richard Castillo
                                             Title: Chief Financial Officer


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